As filed with the Securities and Exchange Commission on October 17, 2017

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	76-0675953
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

801 Travis, Suite 1425

Houston, TX 77002

(713) 222-6966

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Boylan

Chairman, Chief Executive Officer and President

Houston American Energy Corp.

801 Travis, Suite 1425

Houston, TX 77002

Telephone: (713) 222-6966

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

With a Copy to: Michael W. Sanders, Esq. 20701 Hamilton Pool Rd. Dripping Springs, TX 78620 Telephone: (512) 264-2062 Facsimile: (281) 310-8263

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.001 per share(1)	12,178,346	$0.436	$5,309,758	$661.06
Total			$5,309,758	$661.06

(1)	Consists of (1) 6,000,000 shares of common stock issuable upon conversion of 12.0% Series A Convertible Preferred Stock; (ii) 2,526,666 shares of common stock issuable upon conversion of 12.0% Series B Convertible Preferred Stock; and (iii) 3,651,680 shares of common stock issuable upon exercise of warrants.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of the Registrant’s common stock as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transactions.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act for the common stock outstanding. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Registrant’s common stock on October 11, 2017, as reported on the NYSE American. The Registrant is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 17, 2017

PROSPECTUS

Houston American Energy Corp.

12,178,346 Shares of Common Stock

This prospectus covers the sale or other disposition of up to 12,178,346 shares of our common stock by the selling shareholders identified in this prospectus. The selling shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares of our common stock by the selling shareholders.

Our common stock is listed on the NYSE American under the symbol “HUSA.” On October 11, 2017, the last reported sales price of our common stock, as reported on the NYSE American, was $0.445 per share.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described in our periodic and other reports filed with the Securities and Exchange Commission, as described in “Risk Factors” on page 3. You should carefully consider those risk factors before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

You should rely only on the information provided in this prospectus or documents incorporated by reference into this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. This prospectus covers offers and sales of our common stock only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

1

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including each applicable periodic and other reports filed with the Securities and Exchange Commission, each of which describes certain risks of investing in our Company and includes our financial statements, other material disclosure, and the exhibits to the registration statement of which this prospectus is a part. When used in this prospectus, the terms “Houston American”, “Houston American Energy”, “we”, “our”, “us” or the “Company” refer to Houston American Energy Corp. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

About Houston American Energy Corp.

Houston American Energy Corp is an independent oil and gas company focused on the development, exploration, exploitation, acquisition, and production of natural gas and crude oil properties in the U.S. Permian Basin and Gulf Coast regions, particularly Texas and Louisiana, and in the South American country of Colombia.

We focus on early identification of, and entrance into, existing and emerging resource plays. We do not operate properties but typically seek to partner with, or invest in, larger operators in the development of resources or retain interests, with or without contribution on our part, in prospects identified, packaged and promoted to larger operators. By entering these plays earlier and partnering with, investing in or promoting to, larger operators, we believe we can capture larger resource potential at lower cost and minimize our exposure to drilling risks and costs and ongoing operating costs.

Our executive offices are located at 801 Travis, Suite 1425, Houston, Texas 77002, and our telephone number is (713) 222-6966. Our corporate website is located at www.houstonamerican.com. Information on our website does not constitute part of this prospectus or any prospectus supplement.

The Offering

Common stock outstanding:	57,713,964 shares (1)

Common stock offered by selling shareholders:	12,178,346 shares (2)

Common stock outstanding after this offering:	69,892,310 shares (3)

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling shareholders

NYSE American symbol:	HUSA

Risk Factors	See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as our subsequently filed periodic and current reports, for a discussion of factors to consider before investing in shares of our common stock.

(1)	Shares outstanding as of October 11, 2017.

(2)	Consists of shares issuable upon (i) conversion of all outstanding shares of 12.0% Series A Convertible Preferred Stock (the “Series A Preferred Stock”); (ii) conversion of all outstanding shares of 12.0% Series B Convertible Preferred Stock (the “Series B Preferred Stock”); (iii) exercise of all outstanding Warrants issued in units with the Series B Preferred Stock (the “Series B Warrants”); (iv) exercise of all outstanding Warrants issued in units with bridge loan notes (the “Bridge Loan Warrants”); and (v) exercise of all outstanding Warrants issued to a consultant (the “Consultant Warrants” and, together with the Series B Warrants and the Bridge Loan Warrants, the “Warrants”).

(3)	Assumes conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock and exercise of all outstanding Warrants.

2

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Furthermore, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, our filings with the SEC and our public releases, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided therein are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “foresee,” “expect,” “should,” “could,” “plan,” “predict,” “project,” or their negatives and similar expressions identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” section and elsewhere in this prospectus. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. The risks, contingencies and uncertainties relate to, among other matters, the following: our business strategy; our financial position; our cash flow and liquidity; integration of acquisitions; declines in the prices we receive for our oil and gas affecting our operating results and cash flows; economic slowdowns that can adversely affect consumption of oil and gas by businesses and consumers; uncertainties in estimating our oil and gas reserves; replacing our oil and gas reserves; uncertainties in exploring for and producing oil and gas; our inability to obtain financing necessary in order to fund our operations, capital expenditures, and to meet our other obligations; availability of drilling and production equipment and field service providers; disruptions, capacity constraints in, or other limitations on the pipeline systems which deliver our gas and other processing and transportation considerations; competition in the oil and gas industry; our inability to retain and attract key personnel; the effects of government regulation and permitting and other legal requirements; weather and field infrastructure which could affect our ability to produce and exploit our holdings; costs associated with perfecting title to mineral rights in some of our properties; and, other factors discussed under “Risk Factors.”

Other factors besides those described in this prospectus, any prospectus supplement or the documents we incorporate by reference herein could also affect our actual results. These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.

3

USE OF PROCEEDS

We will receive up to an aggregate of $1,618,222 from the exercise of Warrants, assuming the exercise in full of all Warrants. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will not receive any proceeds from the conversion of Series A Preferred Stock or Series B Preferred Stock.

We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with any additional information incorporated by reference into this prospectus, summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our certificate of incorporation and our bylaws, each as amended to date, that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus. The terms of these securities may also be affected by provisions of the Delaware General Corporation Law. The summary below is qualified in its entirety by reference to our restated certificate of incorporation and our amended and restated bylaws.

Common Stock

We are authorized to issue 150,000,000 shares of common stock, par value $0.001 per share, of which 57,713,964 shares were issued and outstanding as of October 11, 2017. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable securities exchange requirements. The holders of common stock possess exclusive voting rights in us, except to the extent of such rights reserved to holders of our Series A Preferred Stock and Series B Preferred Stock and to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion or exercise of any securities convertible or exercisable into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any shares of Series A Preferred Stock or Series B Preferred Stock or exercise of any Warrants described in this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Securities Exchange Listing

Our common stock is listed on the NYSE American under the symbol “HUSA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Standard Registrar and Transfer Company.

4

Options

As of October 11, 2017, we had outstanding options held by our employees, directors and consultants to purchase an aggregate of 6,012,165 shares of common stock, exercisable at a weighted average exercise price of $1.86 per share.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share, of which 1,200 shares of Series A Preferred Stock and 909.6 shares of Series B Preferred Stock are issued and outstanding as of the date of this prospectus. Our board of directors is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more class or series, with the exact terms of each class or series established by our board of directors. Our board of directors may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock without seeking stockholder approval. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the series of preferred stock we are offering, including, but not limited to:

●	the distinctive designation and the maximum number of shares in the series;

●	the number of shares we are offering and purchase price per share;

●	the liquidation preference, if any;

●	the terms on which dividends, if any, will be paid;

●	the voting rights, if any, on the shares of the series;

●	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

●	the terms on which the shares may be redeemed, if at all;

●	any listing of the preferred stock on any securities exchange or market;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock; and

●	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

The issuance of preferred stock may delay, deter or prevent a change in control.

The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information.

5

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Series A Preferred Stock

1,200 shares of 12.0% Series A Convertible Preferred Stock were issued at $1,000 per share (the “Series A Purchase Price”).

The Series A Preferred Stock accrues dividends, commencing July 1, 2017, at an annual rate of 12% of the Series A Purchase Price (the “Series A Stated Dividend”). The Series A Stated Dividend is payable on a quarterly basis, in preference to common stock and other junior securities, in cash (i) from funds legally available for such payment, (ii) when and as declared by the Board of Directors, and (iii) subject to restrictions, if any, imposed under existing debt obligations of the Company. Dividends on the Series A Preferred Stock are cumulative. No dividends may be paid on Common Stock so long as Series A Preferred Stock remains outstanding unless said dividend is also paid to holders of Series A Preferred Stock on an as converted basis.

The holders of Series A Preferred Stock have the right, at their sole option, to convert the face amount of the Series A Preferred Shares (but not accrued and unpaid dividends) into shares of Common Stock at a conversion price of $0.20 per share (the “Series A Conversion Price”). The Series A Conversion Price is subject to standard adjustments to reflect stock splits, reverse stock splits, stock dividends and certain non-cash distributions to holders of Common Stock.

The Series A Preferred Stock is redeemable by the Company at its sole option (subject to the right of the holders to convert the Series A Preferred Stock prior to redemption) beginning on January 1, 2019 at a price per share equal to (i) $1,000 multiplied by the applicable percentage from the table below, plus (ii) all accrued and unpaid dividends:

For the period below	Percentage
On or after January 1, 2019 to December 31, 2019	112%
On or after January 1, 2020 to December 31, 2020	108%
On or after January 1, 2021 to December 31, 2021	104%
On or after January 1, 2022	100%

The Series A Preferred Stock votes on an as converted basis on all matters submitted to a vote of shareholders and, separately, votes as a class with respect to certain matters that could potentially adversely affect the Series A Preferred Stock.

The Series A Preferred Stock is entitled to a preference upon liquidation of $1,000 per share plus all accrued and unpaid dividends.

Series B Preferred Stock

909.6 shares of 12.0% Series B Convertible Preferred Stock were issued at $1,000 per share (the “Series B Purchase Price”).

The Series B Preferred Stock accrues dividends at an annual rate of 12% of the Series B Purchase Price (the “Series B Stated Dividend”). The Series B Stated Dividend is payable on a quarterly basis, in preference to common stock and other junior securities but subject to superior rights of senior securities (including Series A Preferred Stock) in cash (i) from funds legally available for such payment, (ii) when and as declared by the Board of Directors, and (iii) subject to restrictions, if any, imposed under existing debt obligations of the Company. Dividends on the Series B Preferred Stock are cumulative. No dividends may be paid on Common Stock so long as Series B Preferred Stock remains outstanding unless said dividend is also paid to holders of Series B Preferred Stock on an as converted basis.

6

The holders of Series B Preferred Stock have the right, at their sole option, to convert the face amount of the Series B Preferred Shares (but not accrued and unpaid dividends) into shares of Common Stock at a conversion price of $0.36 per share (the “Series B Conversion Price”). The Series B Conversion Price is subject to standard adjustments to reflect stock splits, reverse stock splits, stock dividends and certain non-cash distributions to holders of Common Stock.

The Series B Preferred Stock is redeemable by the Company at its sole option (subject to the right of the holders to convert the Series B Preferred Stock prior to redemption) beginning May 1, 2019 at a price per share equal to (i) $1,000 multiplied by the applicable percentage from the table below, plus (ii) all accrued and unpaid dividends:

For the period below	Percentage
On or after May 1, 2019 to April 30, 2020	112%
On or after May 1, 2020 to April 30, 2021	108%
On or after May 1, 2021 to April 30, 2022	104%
On or after May 1, 2022	100%

The Series B Preferred Stock votes on an as converted basis on all matters submitted to a vote of shareholders and, separately, votes as a class with respect to certain matters that could potentially adversely affect the Series B Preferred Stock.

The Series B Preferred Stock is entitled to a preference upon liquidation, subject to the superior rights of senior securities (including Series A Preferred Stock) of $1,000 per share plus all accrued and unpaid dividends.

Warrants

Series B Warrants

In conjunction with the issuance of our Series B Preferred Stock, we issued Series B Warrants exercisable to purchase an aggregate of 3,001,680 shares of our common stock. The Series B Warrants are exercisable at $0.43 per share, payable in cash only, subject to adjustment to reflect stock splits, reverse stock splits, stock dividends and similar transactions. The Series B Warrants expire on February 3, 2018.

Bridge Loan Warrants

In conjunction with the issuance of $600,000 in face amount of bridge loan promissory notes, we issued Bridge Loan Warrants exercisable to purchase an aggregate of 600,000 shares of common stock. The Bridge Loan Warrants are exercisable at $0.50 per share, payable in cash only, subject to adjustment to reflect stock splits, reverse stock splits, stock dividends and similar transactions. The Bridge Loan Warrants expire on June 26, 2018.

Consultant Warrants

Pursuant to the terms of an Independent Contractor Agreement, we issued Consultant Warrants exercisable to purchase an aggregate of 50,000 shares of common stock. The Consultant Warrants are exercisable at $0.55 per share, payable in cash only, subject to adjustment to reflect stock splits, reverse stock splits, stock dividends and similar transactions. The Consultant Warrants expire on December 31, 2021 and are first exercisable, subject to the continued provision of services under the Independent Contractor Agreement, as to 12,500 shares on each of December 6, 2017, September 6, 2018, September 6, 2019 and September 6, 2020.

Anti-Takeover Effects of Provisions of our Charter Documents and Delaware Law

The following is a summary of potential anti-takeover effects of certain provisions of Delaware law, our certificate of incorporation and our amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and amended and restated bylaws.

7

Certificate of Incorporation and Bylaws

Preferred Stock. Under our certificate of incorporation, our board of directors has the power to authorize the issuance of up to 10,000,000 shares of preferred stock, all of which are currently undesignated other than shares of Series A Preferred Stock and Series B Preferred Stock, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by our stockholders. The issuance of preferred stock may:

●	delay, defer or prevent a change in control;

●	discourage bids for our common stock at a premium over the market price of our common stock;

●	adversely affect the voting and other rights of the holders of our common stock; and

●	discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Advance Notice Requirement. Stockholder nominations of individuals for election to our board of directors and stockholder proposals of other matters to be brought before an annual meeting of our stockholders must comply with the advance notice procedures set forth in our amended and restated bylaws. Generally, to be timely, such notice must be received at our principal executive offices no later than the date specified in our proxy statement released to stockholders in connection with the preceding year’s annual meeting of stockholders, which date shall be not earlier than the 90th day, nor later than the close of business on the 70th day, prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders.

Special Meeting Requirements. Our amended and restated bylaws provide that special meetings of our stockholders may only be called at the request of our board of directors or holders of at least ten percent (10%) of the shares entitled to vote at a meeting. Only such business shall be considered at a special meeting as shall have been stated in the notice for such meeting.

No Cumulative Voting. Our certificate of incorporation does not include a provision for cumulative voting for directors.

Classified Board; Removal of Director. Our certificate of incorporation provides that the members of our board of directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, approximately one-third of the members of the board of directors are elected for a three-year term and the other directors remain in office until their three-year terms expire. Furthermore, our certificate of incorporation provides that no director may be removed without the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock entitled to vote for the election of directors. Thus, control of the board of directors cannot be changed in one year without removing the directors by a vote of a majority of the stockholders; rather, at least two annual meetings must be held before a majority of the members of the board of directors could be changed.

Indemnification. Our certificate of incorporation and our bylaws, as amended, provide that we will indemnify our officers and directors against losses they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

Delaware Anti-Takeover Statute.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years following the date that stockholder became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

8

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include any of the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did beneficially own, 15% or more of the outstanding voting stock of the corporation.

The above provisions may deter a hostile takeover or delay a change in control of management or us.

9

SELLING SHAREHOLDERS

The selling shareholders are holders of shares of our (i) Series A Preferred Stock or of common stock issued on conversion of our Series A Preferred Stock, (ii) Series B Preferred Stock or common stock issued on conversion of our Series B Preferred Stock, and (iii) Warrants or common stock issued on exercise of our Warrants. The selling shareholders may from time to time offer and sell any or all shares of our common stock set forth below, including shares underlying the Series A Preferred Stock, the Series B Preferred Stock or the Warrants pursuant to this prospectus. When we refer to “selling shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling shareholders’ interests in shares of our common stock other than through a public sale.

Certain selling shareholders may be deemed underwriters as defined in the Securities Act. Any profits realized by the selling shareholders may be deemed underwriting commissions.

The following table sets forth, as of October 11, 2017, the name of the selling shareholders for whom we are registering shares for resale to the public, and the number of shares that each selling shareholder may offer pursuant to this prospectus. The shares offered by the selling shareholders were issued, or are issuable upon the conversion of outstanding shares of Series A Preferred Stock or Series B Preferred Stock or exercise of the Warrants, pursuant to exemptions from the registration requirements of the Securities Act. The selling shareholders represented to us that they were accredited investors and were acquiring shares of our Series A Preferred Stock, Series B Preferred Stock and Warrants for investment and had no present intention of distributing the shares. We have filed with the SEC, under the Securities Act, a Registration Statement on Form S-3 with respect to the resale of the shares of our common stock from time to time by the selling shareholders, and this prospectus forms a part of that registration statement.

We have been advised that, as noted below in the footnotes to the table, certain of the selling shareholders are, or are affiliates of, broker-dealers. We have been advised that, except as noted, each of such selling shareholders purchased shares of Series A Preferred Stock, Series B Preferred Stock and Warrants in the ordinary course of business, not for resale, and that none of such selling shareholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute shares of our common stock. All selling shareholders are subject to Rule 105 of Regulation M and are precluded from engaging in any short selling activities prior to effectiveness of the registration of which this prospectus forms a part.

Based on information provided to us by the selling shareholders and as of the date the same was provided to us, assuming that the selling shareholders sell all the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling shareholders will not own any shares other than those appearing in the column entitled “Number of Shares Owned After the Offering.” We cannot advise as to whether the selling shareholders will in fact sell any or all of such shares. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

Unless otherwise indicated in the footnotes to the table, none of the selling shareholders listed in the following table has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

10

	Shares of Common Stock Owned Prior to	Number of Shares Being	Shares of Common Stock Owned After Offering(2)(4)
Name of Beneficial Owner(1)	Offering(2)(3)	Offered(3)	Number	Percent

Dave Barrell (5)	326,198	135,778	190,420	*
Chris Bovard	607,778	607,778	—	*
Pete Boylan	250,000	250,000	—	*
Ron Brandani	50,000	50,000	—	*
Robert Brooks	927,778	757,778	170,000	*
Mark Carroll	250,000	250,000	—	*
CCEF Holdings LLC (6)	50,000	50,000	—	*
Chris Croom	151,944	151,944	—	*
Loraine DiPaolo (7)	850,000	850,000	—	*
Dolphin Offshore Partners, LP (8)	2,581,111	2,581,111	—	*
EJC Ventures LP (9)	371,803	262,500	109,303	*
Fairway Resources, LLC (10)	500,000	500,000	—	*
William Forster (11)	63,978	60,778	3,200	*
Barry Garfinkle	125,000	125,000	—	*
Keith Grimes (12)	515,000	125,000	390,000	*
William Hyler	250,000	250,000	—	*
Roy Jageman (13)	403,333	125,000	278,333	*
Bill Jensen	291,944	251,944	40,000	*
JRH Energy (14)	250,000	250,000	—	*
Steve Krasoff	500,000	500,000	—	*
Scot Luther	317,139	303,889	13,250	*
Michelle McLaughlin (15)	15,000	12,500	2,500	*
Patrick Murphy	250,000	250,000	—	*
Sanford Prater	240,680	240,680	—	*
Scott Reamer	276,944	276,944	—	*
Marsha Russell(16)	219,034	100,000	119,034	*
Marie Sanders	125,000	125,000	—	*
Michael Sanders	225,000	125,000	100,000	*
Jim Schoonover	3,220,221	1,457,778	1,762,443	3.0%
George W. Strake, Jr.	151,944	151,944	—	*
O. Lee Tawes (17)	3,434,497	100,000	3,334,497	5.7%
John F. Terwilliger (18)	11,884,252	750,000	11,094,252	18.1%
Ray Wiper	100,000	100,000	—	*
Argus Energy Capital Advisors, LLC (19)	50,000	50,000	—	*

*	Less than 1% of our outstanding common stock.

(1)	Additional selling shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the selling shareholder table by prospectus supplement or post-effective amendment.

(2)	“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of October 11, 2017.

(3)	Assumes the full conversion of all shares of Series A Preferred Stock, Series B Preferred Stock and Warrants.

11

(4)	Assumes that all shares being registered in this prospectus are resold to third parties and that with respect to a particular selling shareholder, such selling shareholder sells all shares of common stock registered under this prospectus held by such selling shareholder.

(5)	Mr. Barrell is an affiliate of a registered broker-dealer.

(6)	Eric S. Feighl is the owner of CCEF Holdings, LLC and may be deemed the beneficial owner of the shares held by CCEF Holdings, LLC.

(7)	Mrs. DiPaolo is an affiliate of a registered broker-dealer.

(8)	Peter E. Salas is the general partner of Dolphin Offshore Partners, LP and may be deemed the beneficial owner of the shares held by Dolphin Offshore Partners, LP.

(9)	John Boylan is President of EJC Ventures, LP and may be deemed the beneficial owner of the shares held by EJC Ventures, LP. Mr. Boylan is also Chairman, Chief Executive Officer and President of Houston American Energy Corp. Shares shown as held by EJC Ventures, LP, include (i) 109,303 shares of common stock held by EJC Ventures, LP and (ii) 262,500 shares of common stock issuable upon conversion of 12.0% Series A Convertible Preferred Stock held by EJC Ventures, LP. Shares shown as held by EJC Ventures, LP exclude shares held, or underlying stock options held, by Mr. Boylan directly.

(10)	R. Scott Davis is managing member of Fairway Resources, LLC and may be deemed the beneficial owner of the shares held by Fairway Resources, LLC.

(11)	Mr. Forster is an affiliate of a registered broker-dealer.

(12)	Mr. Grimes is a director of Houston American Energy Corp. Shares shown as held by Mr. Grimes include (i) 30,000 shares of common stock, (ii) 360,000 shares of common stock issuable upon exercise of stock options, and (iii) 125,000 shares of common stock issuable upon conversion of 12.0% Series A Convertible Preferred Stock.

(13)	Mr. Jageman is a director of Houston American Energy Corp. Shares shown as held by Mr. Jageman include (i) 278,333 shares of common stock issuable upon exercise of stock options, and (ii) 125,000 shares of common stock issuable upon conversion of 12.0% Series A Convertible Preferred Stock.

(14)	J. Richard Hunt is manager of JRH Energy, LLC and may be deemed the beneficial owner of the shares held by JRH Energy, LLC.

(15)	Mrs. McLaughlin is an employee of Houston American Energy Corp.

(16)	Ms. Russell is the spouse of O. Lee Tawes. All shares indicated as held and offered by Ms. Russell are disclaimed by Mr. Tawes.

(17)	Mr. Tawes is a director of Houston American Energy Corp. Shares shown as held by Mr. Tawes include (i) 2,832,831 shares of common stock, (ii) 501,666 shares of common stock issuable upon exercise of stock options, and (iii) 100,000 shares of common stock issuable upon conversion of 12.0% Series A Convertible Preferred Stock.

(18)	Mr. Terwilliger is an employee and the former Chairman, Chief Executive Officer and President of Houston American Energy Corp. Shares shown as held by Mr. Terwilliger include (i) 8,394,252 shares of common stock, (ii) 2,700,000 shares of common stock issuable upon exercise of stock options, and (iii) 750,000 shares of common stock issuable upon conversion of 12.0% Series A Convertible Preferred Stock.

(19)	Raymond Deacon is the owner of Argus Energy Advisors, LLC and may be deemed the beneficial owner of the shares held by Argus Energy Advisors, LLC.

12

PLAN OF DISTRIBUTION

This prospectus relates to the possible resale from time to time by the selling shareholders of any or all of the shares of common stock issued upon conversion of shares of Series A Preferred Stock and Series B Preferred Stock and exercise of Warrants. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock but will receive proceeds from the exercise of Warrants. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	“at the market” or through market makers or into an existing market for the shares;

●	short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

●	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling shareholders may transfer the shares of common stock by other means not described in this prospectus. If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

13

The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock or Series A Preferred Stock, Series B Preferred Stock or Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

14

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Michael W. Sanders, Attorney at Law. Michael W. Sanders owns 25 shares of our Series A Preferred Stock and stock options to purchase 100,000 shares of our common stock and is power of attorney for Marie Sanders who owns 25 shares of Series A Preferred Stock and both Michael W. Sanders and Marie Sanders are selling shareholders.

EXPERTS

The consolidated financial statements of Houston American Energy Corp. appearing in its Annual Report on Form 10-K for the years ended December 31, 2016 and 2015 have been audited by GBH CPAs, PC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus as of December 31, 2016 relating to our estimated quantities of our proved reserves and future revenue is derived from a report prepared by Lonquist & Co., LLC, independent petroleum engineers, as stated in their report with respect thereto. This information is incorporated in this prospectus in reliance upon the authority of said firm as experts with respect to the matters covered by their report and the giving of their report.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at http://www.houstonamerican.com. Information on our website does not constitute part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus.

We incorporate by reference into this prospectus the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

●	our annual report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 16, 2017;

●	the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2016 from our definitive proxy statement on Schedule 14A filed with the SEC on April 26, 2017;

15

●	our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017, filed with the SEC on May 12, 2017 and August 14, 2017, respectively;

●	our current reports on Form 8-K filed with the SEC on January 5, 2017, February 2, 2017, February 7, 2017, February 14, 2017, March 20, 2017, March 22, 2017, April 19, 2017, May 8, 2017, June 28, 2017, July 11, 2017 and September 7, 2017; and

●	our Registration Statement on Form 8-A, filed with the SEC on July 26, 2010, including any amendments or reports filed for the purpose of updating the description of our common stock therein;

We will provide each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Houston American Energy Corp., 801 Travis, Suite 1425, Houston, Texas 77002, Attn: Investor Relations, telephone: (713) 222-6966.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

16

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by Houston American Energy Corp. in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimated except the SEC registration fee. Estimated fees and expenses can only reflect information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

Securities and Exchange Commission registration fee	$661
Legal fees and expenses	10,000
Accounting fees and expenses	5,000
Miscellaneous expenses	2,000
Total	$17,661

Item 15. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact of their prior or current service to the Company as a director or officer. The indemnity may cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, (1) a director shall not be personally liable to Houston American Energy Corp. or its stockholders for monetary damages for breach of fiduciary duty as a director, and (2) we shall indemnify any director or officer made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact of such person’s current or prior service as a director or officer of Houston American Energy Corp., any predecessor of Houston American Energy or any other enterprise per Houston American Energy’s or any predecessor to Houston American Energy’s request.

Our amended and restated bylaws provide that (a) we shall indemnify our directors and officers against any judgments, penalties (including excise taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys’ fees) actually and reasonably incurred in connection with any proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that such person is or was an agent of the corporation, subject to certain limited exceptions, (b) we shall advance expenses incurred by any director or officer prior to the final disposition of any proceeding to which the director or officer was or is or is threatened to be made a party promptly following a request therefore, subject to certain limited exceptions, and (c) the rights conferred in our bylaws are not exclusive.

We have also obtained an insurance policy covering our directors and officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933.

II-1

Item 16. Exhibits

Exhibit Number	Description

3.1	Certificate of Incorporation of Houston American Energy Corp., filed April 2, 2001 (incorporated by reference to Exhibit 3.1 to Form SB-2 Registration Statement filed with the SEC on August 3, 2001)

3.2	Certificate of Amendment to the Certificate of Incorporation of Houston American Energy Corp., filed September 25, 2001 (incorporated by reference to Exhibit 3.4 to Form SB-2 Registration Statement filed with the SEC on October 1, 2001)

3.3	Certificate of Amendment to the Certificate of Incorporation of Houston American Energy Corp., dated June 11, 2013 (incorporated by reference to the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2013)

3.4	Amended and Restated Bylaws of Houston American Energy Corp., adopted November 26, 2007 (incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on November 29, 2007)

4.1	Certificate of Designations of 12.0% Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on February 2, 2017)

4.2	Certificate of Designations of 12.0% Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on May 8, 2017)

5.1*	Opinion of Michael Sanders, Attorney at Law

10.1	Form of Warrant, dated May 3, 2017 (incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC on May 8, 2017)

10.2	Form of Warrant, dated June 26, 2017 (incorporated by reference to Exhibit 10.3 to the Form 8-K filed with the SEC on June 28, 2017)

10.3*	Form of Warrant, dated September 7, 2017

23.1*	Consent of GBH CPAs, PC, independent registered public accounting firm

23.2*	Consent of Lonquist & Co.

23.3*	Consent of Michael Sanders, Attorney at Law (included in Exhibit 5.1).

24.1*	Power of attorney (included on the signature page to the registration statement).

*	Filed herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

II-2

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

II-3

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on October 17, 2017.

HOUSTON AMERICAN ENERGY CORP.

By:	/s/ John P. Boylan
John P. Boylan
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Boylan as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorney-in-fact and agent, or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John P. Boylan	Chairman, Chief Executive Officer and	October 17, 2017
John P. Boylan	President (Principal Executive Officer and Principal Financial Officer)

/s/ O. Lee Tawes, III	Director	October 17, 2017
O. Lee Tawes, III

/s/ Stephen Hartzell	Director	October 17, 2017
Stephen Hartzell

/s/ R. Keith Grimes	Director	October 17, 2017
R. Keith Grimes

/s/ Roy Jageman	Director	October 17, 2017
Roy Jageman

II-5